UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

FEDERATED HERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.03 AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
Effective April 2, 2020, the Board of Directors of Federated Hermes, Inc. approved an amendment to Section 3.01 of its Restated Bylaws to add the following sentence at the end of Section 3.01:

The Board of Directors also shall have the right to determine that a meeting of shareholders be held solely by means of telephone conference, the Internet or other electronic communications equipment or technology in the manner and to the extent provided by the Pennsylvania Business Corporation Law.

ITEM 8.01 OTHER EVENTS
On April 2, 2020, Federated Hermes, Inc. announced that the board of directors of Federated Hermes, Inc. approved a change to the format for the company’s annual shareholder meeting. As people around the world confront the unprecedented effects of the Covid-19 virus, and in the interests of shareholders, directors, officers and employees of the company, the board decided it was prudent to change the scheduled in-person meeting to a teleconference meeting. A Supplement to Federated Hermes, Inc. Information Statement was filed with the Securities and Exchange Commission and the press release making the announcement is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 3.1	Amendment to Section 3.01 of the Federated Hermes, Inc. Restated Bylaw
Exhibit 99.1	Press release issued by Federated Hermes, Inc. dated April 2, 2020
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED HERMES, INC.
(REGISTRANT)

Date	April 2, 2020	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer